                                                                   EXHIBIT 10.17

                                   10TH FLOOR

                           SECOND AMENDMENT TO LEASE

     This Second Amendment to Lease (the "Second Amendment") is dated as of February 23, 1998, for reference purposes only, and is made between 50 West San Fernando Associates, a California limited partnership ("Landlord") and AboveNet, a California corporation ("Tenant") with reference to the following facts and circumstances, which are conclusively agreed between the parties:

          A. Landlord and Tenant are parties to that certain Office Lease dated for reference purposes as of May 15, 1996, as amended by First Amendment to Lease dated as of December 12, 1996 (collectively referred to as the "Lease"). All capitalized words having an assigned meaning in the Lease shall continue to have such meaning in this Amendment unless explicitly modified.

          B. The Lease relates to Landlord's premises located on the 10th floor of Landlord's property located at 50 West San Fernando Street, San Jose, California (the "Building"). Pursuant to the Lease, Tenant occupies 1,986 rentable square feet of space in the Building commonly known as Suite 1010 (also referred to as the "Existing Premises").

          C. Tenant is also occupying 3,211 rentable square feet of space in the Building commonly known as Suite 1015 pursuant to a sublease from Kimball Small Properties ("KSP"). Concurrently herewith, KSP and Tenant are executing a Termination Agreement whereby KSP's lease on Suite 1015 is relocated and Tenant's sublease on Suite 1015 will be terminated.

          D. Tenant is currently arranging to sublease 10,419.97 rentable square feet of space in the Building commonly known as Suite 1000, which is currently under lease to Peat Marwick ("PM").

          E. Bohn, Bennion, and Niland ("BBN") is currently occupying 4,306 rentable square feet of space in the Building commonly known as Suite 1020 (the "BBN Space").

          F. Landlord and Tenant wish to amend the Lease to add Suite 1015 to the Existing Premises on the Suite 1015 Commencement

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Second Amendment to Lease                                           Page 2 of 17
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      Date (as defined below) and to add Suite 1000 to the Existing Premises on
      September 1, 1998, when the PM lease expires, on the terms and conditions set forth below. As a part of this same transaction, Landlord and Tenant wish to extend the term of Tenant's lease on the Existing Premises such that said term is coterminous with the term on Suites 1000 and 1015, to settle various other issues between Landlord and Tenant, and to grant Landlord and Tenant various other rights. The Existing Premises and Suite 1015 are referred to herein collectively as the "Premises", and from the Second Amendment Commencement Date, all references in the Lease to the Premises shall be to Suites 1010 and 1015, until September 1, 1998, when Tenant will occupy Suite 1000, as of which time the "Premises" shall include Suites 1000, 1010, and 1015.

      Now, therefore, in consideration of all of the foregoing facts and circumstances, and for good and valuable consideration, the receipt of which is acknowledged by each party, Landlord and Tenant agree to and do amend the Lease as follows:

1.    DEMISE OF SUITES 1015 AND 1000

      Commencing on the Suite 1015 Commencement Date (defined below) and subject to the terms and provisions of the Lease and this Second Amendment, Landlord hereby leases to Tenant, and Tenant leases from Landlord, Suite 1015. Commencing on September 1, 1998 and subject to the terms and provisions of the Lease and this Second Amendment, Landlord hereby leases to Tenant, and Tenant leases from Landlord, Suite 1000. All of the Existing Premises and these Suites shall be deemed leased under one single, inseparable lease.

2.    LEASE TERM FOR NEW SPACE; EXTENSION OF LEASE TERM FOR EXISTING PREMISES

      Subject to the terms and provisions of this Second Amendment, Landlord and Tenant agree that the Lease Term of the Existing Premises shall be and hereby is extended as follows: The Lease Term shall continue from the Suite 1015 Commencement Date for the remainder of a calendar month (if the Suite 1015 Commencement Date occurs on a date other than the first day of a calendar month)

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Second Amendment To Lease                                           Page 3 of 17
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plus one hundred twenty (120) full calendar months and expire, unless sooner terminated pursuant to the provisions of the Lease and this Second Amendment, on the last day of the 120th full calendar month following the Suite 1015 Commencement Date (the "Lease Term Expiration Date"). The Lease
Term for Suite 1015 shall begin on the Suite 1015 Commencement Date and the Lease Term for Suite 1000 shall begin on September 1, 1998, and each shall be coterminous with the Lease Term of the Existing Premises, and thus will also end, unless sooner terminated pursuant to the provisions of this Lease and this Second Amendment, on the Lease Term Expiration Date. Effective on execution hereof, Paragraph 1.6 ("Term") of the Lease shall be of no further force or effect, but shall be deemed replaced by this Paragraph.

3.    SUITE 1015 COMMENCEMENT DATE

      Landlord shall deliver occupancy of Suite 1015 to Tenant on March 1, 1998 (the "Suite 1015 Commencement Date"). In the event that Landlord does not deliver on said date, however, the Suite 1015 Commencement Date shall be the actual date of delivery. This Second Amendment shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss of damage resulting therefrom, if Landlord is unable to deliver Suite 1015 by the Suite 1015 Commencement Date or to deliver Suite 1000 by September 1, 1998, provided, that no Rent shall be payable by Tenant to Landlord on each such Suite for any period prior to the date on which possession of the Suite is delivered by Landlord.

4.    INCREASES IN MONTHLY RENT

      Tenant's Monthly Rent on Suite 1015 shall be $6,905.25 through August
31, 1998. In addition to such Suite 1015 Monthly Rent, Tenant shall pay to Landlord as Monthly Rent on Suite 1010, beginning on the Suite 1015 Commencement Date and continuing through May 31, 1998, the sum of $2,482.50 per month, and from June 1, 1998 through August 31, 1998, the sum of $2,979.00 per month, for a total rent of $9,387.75 from the Suite 1015 Commencement Date to May 31, 1998 and $9,884.25 from June 1, 1998 through August 31, 1998. Tenant's Monthly Rent from and after September 1, 1998 for the Premises shall be as set forth in the following table:

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Second Amendment To Lease                                           Page 4 of 17
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
                                                                     Total
                                   Rentable       Per Rentable      Monthly
              Period              Square Feet     Square Foot        Rent
          -------------------------------------------------------------------
          9/1/98 to end of         15,616.97         $2.85         $44,508.36
          first lease year*
              Year 2**             15,616.97         $2.85         $44,508.36
              Year 3               15,616.97         $2.95         $46,070.06
              Year 4               15,616.97         $2.95         $46,070.06
              Year 5               15,616.97         $3.10         $48,412.61
              Year 6               15,616.97         $3.10         $48,412.61
              Year 7               15,616.97         $3.20         $49,974.30
              Year 8               15,616.97         $3.20         $49,974.30
              Year 9               15,616.97         $3.30         $51,536.00
              Year 10              15,616.97         $3.30         $51,536.00

 * Includes twelve full calendar months beginning on the Suite 1015 Commencement Date plus the partial month, if any, between the Suite 1015 Commencement Date and the last day of the calendar month in which it occurs.

** This and all following Lease Years begins on the day following the end of the preceding Lease Year.

5.   OPTION TO LEASE ADDITIONAL SPACE:

     A.   GRANT: If BBN does not extend its lease on Suite 1020 or if Suite
1020 becomes available for lease for any reason, Landlord hereby grants Tenant a first option (subject only to any option or first refusal rights of current tenants of the Building) to lease such space, on the terms and conditions set forth below in this Paragraph. Such lease would be for a term beginning on the Occupancy Date (as defined below) and ending coterminously with the term of this lease, and with the same option to extend the lease after the end of the Lease Term, and on all of the terms and conditions hereof, including the same rental rate as is then in force for the Premises, and all increases in such rent. This option is subject to all rights of BBN now or hereafter granted in regard to the space, and Tenant understands and agrees that its rights under this option are subordinate to any lease rights currently enjoyed


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Second Amendment To Lease                                           Page 5 of 17
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by or hereafter granted to BBN, whether pursuant to exercise of an option to extend the lease or by negotiation and a new amended lease between Landlord and BBN.

     B. NOTICE: Landlord shall give Tenant written notice of the availability of Suite 1020, including a statement of the date on which it would become available for occupancy (the "Occupancy Date"). Within thirty (30) days after such notice, Tenant shall give Landlord written notice that Tenant exercises the option to lease Suite 1020 granted in this Paragraph 5. Such notice shall form a binding contract to lease Suite 1020 on the terms stated in this Paragraph 5, beginning on the Occupancy Date. Unless exercised in accordance with the strict requirements hereof, by a valid notice delivered to Landlord on or before the required date, the option granted hereby shall be of no force or effect whatever.

     C. CONDITIONS: Tenant may not exercise the option granted in this Paragraph if (i) there is a Default by Tenant on the date of Tenant's notice, or at any time thereafter and prior to the Occupancy Date; and/or (ii) Tenant has assigned or otherwise transferred its interest in this Lease and/or the Premises, whether or not Landlord has consented to such assignment or transfer, on the date of Tenant's notice or the Occupancy Date; and notice of exercise shall be, at Landlord's sole discretion and option, of no force or effect in either such circumstance. The period of exercise of the Option shall not be extended for any period in which Tenant is unable to exercise the Option by reason of a Default by Tenant, assignment, or transfer by Tenant. This option shall be subordinate to any right of first refusal or option on the First Refusal Space which has been granted by Landlord to any third party prior to the execution hereof.

     D. TERMS: Except as otherwise specifically excluded, all terms and conditions of the Lease as amended by this Second Amendment (except for this option) shall apply during any Extended Term created by Tenant's proper exercise of the Option.

     E. FORMATION OF CONTRACT BY NOTICE: Once Tenant delivers notice of its exercise of the Option, Tenant may not withdraw such exercise and, subject to the provisions of this Section, such notice shall automatically operate to lease Suite 1020. Upon such lease, the term "Premises" as used in this Lease shall thereafter include both the Premises as defined in this Amendment and Suite 1020.


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Second Amendment To Lease                                           Page 6 of 17
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      F.   SECURITY DEPOSIT: Upon the day immediately prior to Occupancy Date,
Tenant shall supply Landlord with sufficient funds as a further Security
Deposit to increase the total Security Deposit to an amount equal to the rent for the first full month after the Occupancy Date, and unless and until Tenant delivers such additional Security Deposit, Tenant shall not be delivered possession of Suite 1020, but such failure shall not postpone or delay the start of Tenant's rent obligations, which shall be on the Occupancy Date.

      G. FAILURE TO GIVE VALID NOTICE: If Tenant does not give a valid notice of exercise on or before the required date, then Tenant agrees that it will forthwith execute such documents as are reasonably required by Landlord to document that the Option is of no further force or effect. Tenant agrees to indemnify, defend, and hold harmless Landlord from any and all costs, losses, damages, or claims suffered or incurred by Landlord on account of Tenant's failure to execute such documents if a valid notice of exercise is not timely given.

6.    RIGHT OF FIRST REFUSAL TO LEASE ADDITIONAL SPACE:

      A. GRANT AND RIGHT OF FIRST REFUSAL: Solely in the event that Tenant does not exercise the option granted to Tenant in Paragraph 5, Landlord grants to Tenant a right of first refusal to lease the BBN Space (referred to in this Paragraph as the "First Refusal Space"), on the terms contained in this Paragraph.

      B. NOTICE OF INTENT TO LEASE: If Landlord has a bona fide offer (which may include an executed non-binding letter of intent) to lease, rent, or license the First Refusal Space or a portion thereof to a prospective tenant at any time after the Tenant has been offered the First Refusal Space pursuant to the option granted herein and before the expiration or earlier termination of this Lease or this right of first refusal, if such offer is one to which this right of first refusal applies, as set forth in Subparagraph G below, and if this Right of First Refusal has not been terminated as set forth in Subparagraphs E and F, then Landlord shall notify Tenant in writing (the "First Refusal Notice") of (a) the amount and location of the space within the First Refusal Space which it proposes to lease (the "Offered Space"), (b) the business terms and conditions upon which it proposes to lease such space, and
(c) the identity of the proposed tenant, and such notice shall constitute an offer by Landlord to lease the Offered Space to Tenant as set forth below.

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

Second Amendment To Lease                                           Page 7 of 17
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      C.    EXERCISE OF RIGHT OF FIRST REFUSAL: If Tenant, within three (3)
business days after receipt of the First Refusal Notice (the "First Refusal Period"), agrees in writing to lease the Offered Space on the terms and conditions stated in the First Refusal Notice, then Landlord and Tenant shall enter into an Amendment to this Lease (the "Amendment") whereby the Offered Space shall be leased to Tenant on the terms and conditions stated in the First Refusal Notice, with the exception that the lease of the Offered Space, notwithstanding any greater or lesser term to be offered to the third party tenant, shall be for a term which is coterminous with the term of the Lease as amended by this Amendment and the Base Monthly Rent for the Offered Space shall be the same as Tenant's Base Rent for the Premises as of the date of Tenant's acceptance of the Offered Space, or the Base Rent offered by the third party, whichever is higher, and the Amendment shall provide that Tenant shall have the same option to extend the Lease Term as to the Offered Space as Tenant then has to extend the Lease Term of the Premises (provided, that exercise of such option shall be conditioned on Tenant's exercise of its option to extend the term on the Premises).

      D. LANDLORD'S RIGHT TO LEASE: If Tenant does not give written notice of agreement to lease the Offered Space on the terms contained in the First Refusal Notice within the First Refusal Period, then Landlord shall have the right to lease the Offered Space to the identified tenant (or an associated party) on substantially the business terms and conditions set forth in the First Refusal Notice, provided, however, that Landlord may make changes to its form of lease at the request of the identified prospective tenant to induce it to lease such space from Landlord so long as Landlord does not substantially change the basic business terms and conditions in First Refusal Notice in favor of the third party tenant. If Landlord does not lease the Offered Space to the prospective tenant within one hundred twenty (120) days after the First Refusal Notice is given, then any further transaction shall be deemed a new transaction and the provisions of this paragraph shall again be applicable.

      E. TERMINATION: The right granted to Tenant in this Paragraph is personal to Tenant, and may not be assigned by Tenant to any third party, either alone or in conjunction with an assignment of this Lease or a sublease of all or any part of the Premises. The provisions of this paragraph shall terminate upon the earliest of the following to happen: (i) the expiration or earlier termination of the Lease, (ii) any assignment by Tenant of its interest in this Lease, (iii) any subletting by Tenant of substantially all of the Premises for substantially all of the remainder of

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
Second Amendment To Lease                                           Page 8 of 17
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the Lease Term, (iv) the termination of this right by default as set forth in
Subparagraph F. below, or (v) as to any Offered Space, if Tenant refuses to lease the Offered Space within the First Refusal Period after being given a First Refusal Notice as to such Offered Space, if Landlord subsequently leases the Offered Space to a prospective third party tenant or occupant.

     F. TERMINATION BY DEFAULT: The rights of Tenant under this Paragraph shall not be effective at any time when Tenant there exists a Default by Tenant. If Tenant, with the agreement of Landlord, shall nevertheless cure such Default by Tenant, then the rights provided hereunder shall be reinstated, but any transaction to lease or rent any or all of the First Refusal Space entered into by Landlord during such period of default shall be valid and Tenant shall have no further Right of First Refusal as to any such leased or agreed to be leased by Landlord while Tenant is in default as set forth above.

     G. NO RIGHT OF FIRST REFUSAL FOR RENEWAL OR EXTENSION SPACE: The right granted to Tenant by this Paragraph shall not arise on account of or in connection with the renewal or extension of the term of any lease or rental agreement affecting all or any portion of the First Refusal Space, and shall be subordinate to any right of first refusal or option on the First Refusal Space which has been granted by Landlord to any third party prior to the execution hereof.

7.   INCORPORATION OF NEW SPACE INTO THE PREMISES:

     From and after the Suite 1015 Commencement Date and after September 1, 1998, respectively, all of the terms and conditions of the Lease, as the same are amended and modified in this Second Amendment, shall be applicable to Suite 1015 and Suite 1000 in the same manner as applicable to the Existing Premises, except as set forth herein.

     From and after the Suite 1015 Commencement Date and until August 31, 1998, Tenant's Percentage shall be 1.65%. From and after September 1, 1998 to the Lease Term Expiration Date, Tenant's Percentage shall be 4.88%.

8.   SECURITY DEPOSIT

     Upon execution hereof, the Security Deposit pursuant to this Lease shall be

Second Amendment To Lease                                       Page 9 of 17
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increased from the current amount to an amount equal to $9,884.25. On September
1, 1998, the Security Deposit shall be further increased to a total of $52,015.76, the amount of the last month's rent hereunder.

9.   OPTION TO EXTEND LEASE TERM FURTHER

     Landlord hereby grants to Tenant two (2) options (the "Options") to extend the Lease Term with respect to the Premises on the following terms and conditions:

     A. GRANT: The Options shall give Tenant the right to extend the Lease Term (as set forth herein) for two additional periods each of which shall be five (5) years in length (each of which is referred to herein as an "Extended Term");

     B. NOTICE: Tenant shall give Landlord written notice of its exercise of the Option (the "Notice of Exercise") no earlier than eighteen (18) nor later than fourteen (14) months before the date on which the Lease Term would end but for said exercise. Unless a valid Notice of Exercise is given during the period specified in this Subparagraph, the Option shall be null, void, and of no force or effect. At any time that the Option has become null, void, and of no further force or effect, Tenant shall, at Landlord's written request, sign such documents as Landlord shall reasonably propose, establishing in recordable form that the Option no longer exists.

     C. CONDITIONS: Tenant may not extend the Lease Term pursuant to this Paragraph if (i) there is a Default by Tenant on the date of Tenant's Notice of Exercise; and/or (ii) Tenant has assigned or otherwise transferred its interest in this Lease and/or the Premises, whether or not Landlord has consented to such assignment or transfer, on the date of Tenant's Notice of Exercise; and any purported Notice of Exercise given under either of such circumstances shall be of no force or effect. The period of exercise of the Option shall not be extended for any period in which Tenant is unable to exercise the Option by reason of a Default, assignment, or transfer by Tenant; provided, however, that if there is a Default by Tenant which prevents Tenant from giving a valid Notice of Exercise and the Default by Tenant is later cured by Tenant within the applicable exercise period (without extension), then Tenant may exercise the Option by giving a new Notice of Exercise prior to the end of such unextended exercise period. If there is a Default by Tenant on the date that the Extended Term is to commence, and said Default has continued uncured past the applicable cure periods set forth in Paragraph 16.2 of the

Second Amendment To Lease                                         Page 10 of 17
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Lease, then Landlord may elect to terminate this Lease by written notice to
Tenant, in which case the Lease shall terminate notwithstanding any Notice of Exercise, and in such case, the Notice of Exercise, the Option, and the Extended Term shall be of no force or effect (and any further Option shall be void). In such case, Landlord shall give the Tenant notice that Landlord elects to terminate the Lease on such grounds, no later than ten (10) days after the Extended Term would have otherwise commenced, which notice shall set a date not less than thirty (30) nor more than sixty (60) days after the date on which the notice is given, upon which date the Lease shall terminate and Tenant shall deliver possession of the Premises to Landlord.

     D. TERMS: Except as otherwise specifically excluded, all terms and conditions of the Lease as amended by this Second Amendment (except for this option) shall apply during any Extended Term created by Tenant's proper exercise of the Option, except that the Base Rent for the Extended Term shall be determined as set forth below, and any Tenant Improvement Allowances set forth in the Lease or in this Second Amendment shall not be applicable to any Extended Term.

     E. FORMATION OF CONTRACT BY NOTICE: Once Tenant delivers notice of its exercise of the Option, Tenant may not withdraw such exercise and, subject to the provisions of this Section, such notice shall automatically operate to extend the Lease Term. Upon the extension of the Lease Term pursuant to this Section, the term "Lease Term" as used in this Lease shall thereafter include any Extended Term created by the exercise of the Option, and the Termination date shall be the expiration date of such Extended Term.

     F. OTHER CONDITIONS TO EXERCISE: Tenant's options must be exercised sequentially, and if Tenant does not exercise the first of the two Options, or if, pursuant to the terms of this Section, the first option shall terminate or become void, then the second Option shall thereupon, and without further action by either party, immediately lapse and be of no further force or effect. Each of the Options may be exercised only as to the total 10th floor Premises then leased by Tenant under this Lease as amended, including any of the Option Space which has been added to the Premises by Tenant's exercise of Option to Expand as described above.

10.  RENT DURING OPTION TERM.
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Second Amendment To Lease                                          Page 11 of 17
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       If Tenant elects to extend the Term of the Lease pursuant to Paragraph 8 above, Base Rent for the Extended Term shall be an amount equal to the Fair Market Rental Value (as defined below) of the Premises during such Extended
Term, but in no event less than the Base Rent due during the last year of the Lease Term prior to such Extended Term. The amount of such Base Rent during the Extended Term shall be determined as follows:

       A. DETERMINATION OF FAIR MARKET RENTAL VALUE. The "Fair Market Rental Value", as used herein, shall be the reasonable market rental value for the use of the Premises permitted in this Lease (including, but not limited to, considerations of rental rates for comparable space with comparable tenant improvements located in the Building and in the central area of downtown San Jose in which the Building is located, but not elsewhere, cost of living or other rental adjustments, and the relative financial and credit strength of Tenant versus other tenants of comparable properties), on a "full service" basis, for a property which is already improved with the Tenant Improvements which are present in the Premises, but with such periodic increases in rent during the Extended Term as the appraiser(s) shall determine to be reasonable market lease conditions.

       B. MUTUAL AGREEMENT. After timely receipt by Landlord of Tenant's notice of exercise of an Option to extend the Lease Term, Landlord and Tenant shall have a period of thirty (30) days in which to agree on the Fair Market Rental Value of the Premises. If Landlord and Tenant agree on the Fair Market Rental Value for the Premises, then they shall immediately execute an amendment to this Lease stating such agreed upon Fair Market Rental Value as the Base Rent for the Extended Term. If Landlord and Tenant are unable to so agree upon the Fair Market Rental Value for the Premises, the provisions of Subparagraph
(c) below shall apply.

       C. APPRAISAL. If Landlord and Tenant cannot agree in writing on a Fair Market Rental Value for the Premises within five (5) days after the expiration of the thirty (30) day period described in Subparagraph (b) above, each party, at its cost and by giving notice to the other party, shall appoint and M.A.I. real estate appraiser, with at least five (5) years full-time commercial appraisal experience in this County, to appraise and set the Fair Market Rental Value of the Premises. If a party does not appoint an appraiser within five (5) days after the other party has given notice of the name of its appraiser, the single appraiser appointed shall be the sole appraiser and

Second Amendment to Lease                                          Page 12 of 17
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shall set the Fair Market Rental Value, and in such case, the cost of such sole appraiser shall be born equally by the parties. If two appraisers are appointed by the parties as provided in this Subparagraph, the appraisers shall meet promptly and attempt to set the Fair Market Rental Value. If they are unable to agree within twenty (20) days after the last appraiser has been appointed, then each of the two appraisers shall prepare a written report setting forth the basis of and result of his/her appraisal of the Fair Market Rental Value of the Premises, and provide copies to Landlord and Tenant. The two appraisers shall attempt to select and agree upon a third appraiser meeting the qualifications stated in this Section within ten (10) days after the last day the two appraisers are given to set the Fair Market Rental Value. If they are unable to agree on the third appraiser, either of the parties to this Lease, by giving ten (10) days notice to the other party, may apply to the presiding judge of the Superior Court of County for the selection of a third appraiser who meets the qualifications stated above. Each of the parties shall bear one-half (1/2) of the cost (including attorney's fees and court costs) of appointing the third appraiser and of paying the third appraiser's fee. The third appraiser, however selected, shall select which of the two appraisals submitted by the parties' respective appraisers more closely represents the Fair Market Rental Value for the Premises, which selection shall establish and set the Fair Market Rental Value of the Premises for purposes of determining the Base Rent during the Extended Term. The third appraiser shall be provided with the written appraisals of the first two appraisers upon appointment, and shall select which appraisal shall set Fair Market Rental Value within ten (10) days of appointment, by a written selection provided to Tenant and Landlord.

11.    WAIVER OF OTHER RENEWAL OPTIONS

       Tenant agrees that the execution of this Second Amendment substitutes new obligations in lieu of any options to extend the Lease Term or expand the Premises or to exercise any right of first refusal, and that such shall be of no further force or effect upon execution hereof.

12.    CONDITION OF PREMISES

       Tenant is currently in possession of the Existing Premises and is familiar with their condition, and Tenant has had the opportunity to become familiar with all other space discussed herein, and to perform any investigations of its condition and

Second Amendment To Lease                                         Page 13 of 17
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suitability as Tenant deemed necessary or appropriate. Tenant accepts the
Premises, including Suites 1000, 1010, 1015, and 1020 in their current condition as of the date on which Tenant takes possession thereof, "AS-IS", with all faults, and acknowledges that neither Landlord, nor any agent, employee, manager, or attorney of Landlord, has made any representations or warranties with respect to the Premises or the Building, or with respect to the suitability of either for the conduct of Tenant's business.

13.   CONSTRUCTION OF TENANT IMPROVEMENTS

      Tenant may construct Tenant Improvements in the Premises pursuant to the provisions of the Lease and of this Second Amendment.

      A. All construction of Tenant Improvements must be through a licensed general contractor approved in advance in writing by Landlord, and pursuant to building and other required permits issued by the City of San Jose. Landlord shall also have the right to approve all subcontractors who will be working in the Building.

      B. Tenant shall construct any Tenant Improvements pursuant to plans and specifications which have been submitted to and approved in writing by Landlord prior to the beginning of construction, including (1) any engineering and load calculations and (2) power and energy calculations, each as Landlord shall deem necessary or appropriate. Such construction shall be in accordance with all laws and regulations applicable thereto, and subject to the confirmation of insurance as provided in the Lease. Tenant shall pay for any and all construction work and materials performed in regard to such Tenant Improvements, and shall keep the Building free and clear of all liens or encumbrances relating thereto in accordance with Paragraph 10.3 of the Lease. Construction shall otherwise be in accordance with the rules and requirements of Paragraphs 10.1 of the Lease. Tenant's contractor shall obey all regulations and directives of Landlord's management staff, and shall cooperate with said staff to minimize any inconvenience and/or damage to the Building. Prior to the start of construction, Tenant's contractor shall deposit with Landlord the sum of $1,000.00, which Landlord shall hold as a deposit against any damages to the Building, damage to neighboring tenants, completion of any common area or Building punchlist items, and full compliance with all Building regulations and directives.

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

Second Amendment To Lease                                          Page 14 of 17
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      C.    Tenant will pay all Monthly and Additional Rent payable hereunder, including making such payments during any period of construction of Tenant Improvements in any of the Premises.

14.   PARKING

            Subject to the provisions of the Lease relating to parking, Tenant shall continue to have the same rights as are currently granted to Tenant under this Lease through September 1, 1998, and thereafter, Landlord shall make available to Tenant three (3) unreserved parking spaces for each 1,000 rentable square feet subject to this Lease, one half in the Off-Site Parking Facilities and one half in the On-site Parking Facilities, all at the standard rates charged by Landlord or its contractor for the use of such spaces.

15.   CROSS-DEFAULT

      Tenant acknowledges and agrees that it is currently leasing other portions of the Building pursuant to another lease between Landlord and Tenant relating to other premises in the Building, which lease is dated for reference purposes as of May 24, 1996 (relating to space on the 18th floor) as amended from time to time (the "Other Premises Lease"), that any Default by Tenant under this Lease shall be considered a Default by Tenant under the Other Premises Lease, and that any Default By Tenant under the Other Premises Lease shall be considered to be a Default By Tenant under this Lease. Accordingly, this Lease is amended to add the following Subparagraph (g) to the list of occurrences which constitute a Default by Tenant:

            (g) Any Default by Tenant under the Other Premises Lease between landlord and Tenant, as amended from time to time.

Provided that Landlord has given any notice and opportunity to cure required by the Other Premises Lease, Landlord shall not be required to give any further notice or offer any further opportunity to cure a Default by Tenant under the Other Premises Lease in order to have such be considered a Default by Tenant hereunder. Any notice given by Landlord in order to satisfy the requirements of Other Premises Lease which meets the requirements of California Code of Civil Procedure Section 1161 shall also satisfy the notice requirements of such Section regarding unlawful

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

Second Amendment To Lease                                          Page 15 of 17
--------------------------------------------------------------------------------

detainer proceedings as to the Premises which are the subject of this Lease, and no further notice shall be required. Tenant agrees that any Default by Tenant under this Lease shall also be considered a Default by Tenant under the Other Premises Lease. If there is a Default by Tenant under the Other Premises Lease, Landlord may, but is not required to, pursue any or all rights and remedies (separately or in combination) granted to Landlord under either such lease in regard to default.

16.   ADMINISTRATIVE AND MANAGEMENT SERVICES BY LANDLORD

      In the event that, at Tenant's request, Landlord or Landlord's management company renders any administrative or management services to Tenant for matters which are outside the scope of Landlord's obligations under this Lease (including, but not limited to, construction management or administration, ordering special products, arranging extra janitorial or other services by building staff or subcontractors, finding and engaging contractors, subcontractors, or other goods and services providers, finding and engaging repair persons for Tenant's equipment and property, purchasing materials or supplying labor, and/or performing any services or providing any goods where Landlord expends funds which are to be reimbursed by Tenant and then bills Tenant for the cost thereof, which are referred to herein as "Extra Services"), Landlord shall be entitled to and shall charge Tenant a fee equal to Fifteen Percent (15%) of the cost of such matters (which fee is agreed as a reasonable reimbursement of Landlord for its administrative time and services expended in connection with arranging for such matters. Amounts payable under this Paragraph shall be considered to be Additional Rent, shall be paid within thirty (30) days of Landlord's invoice, and shall be subject to the late fees and interest payments set forth hereunder. Tenant waives any liability on the part of the Landlord arising out of the performance of Extra Services hereunder.

17.   NOTICE ADDRESS

      The notice address for Landlord pursuant to the Lease shall be changed as follows:

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
Second Amendment To Lease                                          Page 16 of 17
--------------------------------------------------------------------------------

                        50 West San Fernando Associates
                        C/o Simon DeBartolo Group
                        Attn: Vicki Herl, General Manager
                        50 W. San Fernando St., Suite 405
                        San Jose, California 95113

With a copy to:

                        John Marshall Collins
                        Collins and Perkins
                        111 W. St. John St., Suite 400
                        San Jose, California 95113.

18.  CONTINUING OBLIGATION

     Except as expressly set forth in this Amendment, all terms and conditions of the Lease remain in full force and effect, and all terms and conditions of the Lease are incorporated as though set forth at length.

19.  EFFECT OF AMENDMENT

     This Second Amendment modifies the Lease. In the event of any conflict or discrepancy between the Lease and/or any other previous documents between the parties and the provisions of this Amendment, then the provisions of this amendment shall control. The parties agree that the square footage figures set forth herein are for reference purposes only, and that the amounts payable hereunder will not vary on any measurements taken subsequent to the execution hereof.

20.  BROKERAGE COMMISSION

     Neither party has been represented by a real estate broker in regard to the transaction represented by this Amendment, and no brokerage commissions or finder's fees are due in regard to the transaction. Tenant will hold Landlord harmless and indemnify Landlord against any claim, loss, or damage, including reasonable attorney's fees, in regard to a brokerage commission or finder's fee claim by a broker or finder under contract with or working with Tenant.
Landlord will hold Tenant harmless and indemnify Tenant against any claim, loss, or damage,

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
Second Amendment To Lease                                         Page 17 of 17
-------------------------------------------------------------------------------

including reasonable attorney's fees, in regard to a brokerage commission or finder's fee claim by a broker or finder under contract with or working with Landlord.

21.  ENTIRE AGREEMENT

     The Lease, as modified by this Second Amendment, constitutes and contains the entire agreement between the parties, and there are no binding agreements or representations between the parties except as expressed herein. Tenant acknowledges that neither Landlord nor Landlord's Agents have made any legally binding representations or warranties as to any matter except for such matters which are expressly set forth herein, including any representations or warranties relating to the condition of the Premises or the improvements thereto or the suitability of the Premises or the Project for Tenant's business.

LANDLORD:                                    TENANT:
50 West San Fernando Associates, a           AboveNet, a California corporation
California limited partnership

By:  SFG San Jose Company, LLC,              By: [SIG]
     an Indiana limited liability                -------------------------------
     company, its general partner


By:  Melvin Simon & Associates,              Stephen Belomy, Exec. VP & CF
     Inc., an Indiana corporation, its       -----------------------------------
     manager                                     [Print Name and Title]

                                             Dated: 2/24/98
                                                    ----------------------

By: /s/ HERBERT SIMON
    ---------------------------------
     Herbert Simon, President

Dated:_______________________________